SCHEDULE 14A (Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to14a-12

SunOpta Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SunOpta Inc. 2838 Bovaird Drive West Norval, Ontario, Canada L0P 1K0 T:(905) 455-1990 F:(905) 455-2529

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 24, 2005

To the holders of the Common Shares of SunOpta Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of SUNOPTA INC. (the “Company”) will be held on Tuesday, May 24, 2005 at 4:00 p.m. local time, in the “Windsor Ballroom” at Le Royal Meridien, King Edward Hotel, 37 King Street East, Toronto, Canada for the following purposes:

1.	to receive the Audited Consolidated Financial Statements of the Company for the year ended December 31, 2004 and the Auditors’ Report thereon;

2.	to elect nine Directors;

3.	to appoint Auditors of the Company for 2005 and to authorize the Directors to fix their remuneration; and

4.	to consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

This Notice is accompanied by a Form of Proxy, Information Circular, the Annual Report of the Company which includes the Audited Consolidated Financial Statements for the year ended December 31, 2004, a Return Card for shareholders to request continued information plus an envelope to return the Proxy and Return Card.

All shareholders are cordially invited to attend the meeting.

DATED this 31st day of March, 2005

By Order of the Board of Directors

Jeremy N. Kendall
Chairman and Chief Executive Officer

In order to be represented by proxy at the Annual and Special Meeting, you must complete and submit the enclosed Form of Proxy or other appropriate Form of Proxy.
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SUNOPTA INC. 2838 Bovaird Drive West Norval, Ontario, Canada L0P 1K0

INFORMATION CIRCULAR and PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXIES

THIS INFORMATION CIRCULAR AND PROXY STATEMENT (“Information Circular”) IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF SUNOPTA INC. (“the Company”) OF PROXIES FOR USE at the Annual Meeting (“the Meeting”) of Shareholders to be held on May 24, 2005 at 4:00 p.m. local time, in the “Windsor Ballroom” at Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual and Special Meeting of Shareholders.

The Company expects to mail this Information Circular and the accompanying form of Proxy on or about April 21, 2005.

Any shareholder giving a Proxy may revoke it at any time before it is exercised. A Proxy given pursuant to this solicitation may be revoked by instrument in writing executed by the shareholder or his or her attorney duly authorized in writing and deposited either at the corporate office of the Company at 2838 Bovaird Drive West, Norval, Ontario, Canada L0P 1K0, at any time prior to the date of the meeting at which the proxy is to be used, or by delivering it prior to a vote to the Chairman of the meeting on the day of the meeting or any adjournment thereof.

The persons named in the form of Proxy are Directors and Officers of the Company and will vote the shares in respect of which they are appointed Proxy holders in accordance with the directions of the shareholder appointing them. IN THE ABSENCE OF SUCH DIRECTION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS AUDITORS OF THE COMPANY.

If a shareholder appoints some person other than the persons named in the form of Proxy to represent him or her, such person will vote the shares in respect of which he or she is appointed proxy holder in accordance with the directions of the shareholder appointing him or her. In the absence of such direction, such person may vote such shares at his or her discretion.

The enclosed form of Proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting, or other matters, which may properly come before the Meeting. At the time of printing this Information Circular, the management of the Company knows of no such amendments, variations or other matters to come before the Meeting.

The Company will bear the cost of preparing, assembling and mailing all proxy materials that may be sent to the Shareholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone, fax or e-mail. The Company does not expect to pay any additional compensation for the solicitation of proxies.

The Annual Report of the Company, which contains the Audited Consolidated Financial Statements for the fiscal year ended December 31, 2004, accompanies this Information Circular. Receipt at the Meeting of the Audited Consolidated Financial Statements of the Company for the year ended December 31, 2004 and the auditors’ report thereon will not constitute approval or disapproval of any of the matters referred to in such reports and statements.

Unless otherwise indicated, all dollar amounts herein are expressed in US dollars.

VOTING SECURITIES

The Board of Directors has fixed March 31, 2005 as the record date for determining shareholders entitled to Notice of the Meeting.

Shareholders of Common Shares of record on March 31, 2005 are entitled to one vote for each share registered in the name of the shareholder on each matter properly brought before the Meeting. As of March 31, 2005 there were 56,270,630 common shares issued and outstanding.

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Item 1 - ELECTION OF DIRECTORS

Nine directors will be elected to serve until the next Annual Meeting or until their successors are elected. There are no family relationships among the Directors. The accompanying form of proxy will be voted for the election as Director of the nominees listed below, unless the proxy contains contrary instructions. Each of the nominees has consented to be named herein and to serve as a Director. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event that any of the nominees should become unable to serve as a Director, the persons named in the accompanying form of proxy reserve the right to vote for another person at their discretion. The Board of Directors of the Company has been established at a minimum of five and a maximum of fifteen and presently consists of nine directors.

The following are Management’s nominees:

a)             Identification of Directors:

The following table shows certain information as of March 31, 2005 with respect to the Company’s nominees as Directors, all of whom are currently Directors:

Name Directors:	Age	Year First Elected Director /Officer	Position with Company

Jeremy N. Kendall	65	1978	Chairman of the Board, CEO & Director
Cyril A. Ing	72	1984	Secretary and Director
Joseph Riz	57	1986	Director
James Rifenbergh	74	1996	Director
Allan Routh	54	1999	Director and President of the Grains & Soy Products Group
Katrina Houde	45	2000	Director
Camillo Lisio	51	2001	Director
Stephen Bronfman (A)	41	2001	Director
Robert Fetherstonhaugh (A)	49	2001	Director

(A)
Pursuant to a subscription agreement between the Company and Claridge and the Claridge Group dated September 28, 2001, so long as a member of the Claridge Group remains the beneficial owner of at least five percent (5%) of the Company’s issued and outstanding common shares, the Company will nominate for election and recommend to its shareholders a person designated by Claridge to serve on the Company’s Board of Directors. For so long as the beneficial holdings of Claridge shall be at least fifteen percent (15%) of the Company’s issued and outstanding common shares, the Company shall nominate a second designee of Claridge. Claridge currently beneficially owns more than five percent (5%) of the Company’s issued and outstanding common shares. Messrs. Bronfman and Fetherstonhaugh presently serve on the Company’s Board of Directors pursuant to this agreement.

b)             Committees of the Board:

The Company presently has two Committees (1) Audit Committee; and (2) Corporate Governance Committee (which also acts as the Compensation Committee, and in effect, the Nominating Committee). The Company is not required to have an Executive Committee. The Board has appointed individuals from its members to serve on these Committees. The membership of these two Committees is composed entirely of independent directors.

(c)           Set forth below is a biographical description of each Director of the Company:

Jeremy Kendall has served as a Director of the Company since September 1978. In June 1983, he was elected Chairman of the Board and Chief Executive Officer of the Company. He is Chairman of the Board of all of the Company’s subsidiaries except 1108176 Ontario Limited. He is also Chairman of Jemtec Inc. (6/91 to present) and Easton Minerals Ltd. (1/95 to present). In the past 5 years, Mr. Kendall has served on the following Boards of Directors: BI Inc. (9/81 to 11/00), and Wisper Inc. (6/95 to 3/02). In July 2004, Mr. Kendall was elected Chairman of the Board of Opta Minerals, which is approximately 70% owned by the Company. He is also a Director of a number of private and charitable organizations.

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Cyril Ing is a retired Professional Engineer and was elected a Director in January 1984 and became an employee in August 1985. He was an independent consultant specializing in engineering projects involving the combustion of biomass from May of 1982 to August 1985. Mr. Ing retired from full time employment in March 1990. For the 10 years prior to retirement he was President of the Conat Group, a holding company, whose major subsidiary, Westair Systems Inc., is a distributor and manufacturer of industrial dehumidification equipment. In the past 5 years, Mr. Ing has served on the following Boards of Directors: Jemtec Inc. (11/99 to present) and Easton Minerals Ltd. (11/99 to present).

Joseph Riz was elected a Director of the Company in July 1986 and currently serves as Chairman of the Company’s Audit Committee and as a member of the Corporate Governance Committee. From 1985 to present Mr. Riz has served as Managing Director of Tricapital Management Ltd., a merchant banking and financial advisory firm., Since 1989 Mr. Riz has served on the Board of Directors of Telepanel Systems Inc, a manufacturer of electronic pricing equipment for retail stores. In November 2004, Mr. Riz was elected Director of Opta Minerals which is approximately 70% owned by the Company. He is also a Director of a number of private companies.

James Rifenbergh was elected to the Board of Directors in April 1996 and currently serves on the Audit Committee. Mr. Rifenbergh is Past President and Chairman and CEO of Brown Printing Company of Waseca, Minnesota, a large printing company with plants throughout the United States. He is also a Past Director of a number of other private companies and organizations. In the past 5 years, Mr. Rifenbergh has not served on any other reporting issuers.

Allan Routh was elected to the Board of Directors in September 1999. Mr. Routh is President of the Company’s Grains and Soy Products Group and prior to March 2003 was President and Chief Executive Officer of the SunRich Food Group, Inc., a wholly-owned subsidiary of the Company. Mr. Routh has been involved in the soy industry and soy industry organizations since 1984. He is also a Director of other private companies. In the past 5 years, Mr. Routh has not served on any other reporting issuers Board of Directors.

Katrina Houde was elected to the Board of Directors in December 2000 and also serves as a member of the Audit Committee. Ms. Houde has been an independent consultant since March 2000. From January 1999 to March 2000, Ms. Houde was President of Cuddy Food Products, a division of Cuddy International Corp., a large international poultry company with 2,200 employees worldwide. Ms. Houde was Chief Operating Officer of Cuddy International Corp. from January 1996 to January 1999 and held progressively more senior positions with Cuddy since joining them in September 1991. In the past 5 years, Ms. Houde has not served on any other reporting issuers Board of Directors.

Camillo Lisio was elected to the Board of Directors in August 2001 and serves on the Corporate Governance Committee as Chairman. Mr. Lisio is the Chief Operating Officer of Dorel Industries Inc., a consumer products company with operations in more than 14 countries. He also spent 18 years with Saputo Inc., a food company operating in the dairy and grocery products sector, until his decision to pursue other business and personal interests in April 2001. Mr. Lisio was President and Chief Operating Officer of Saputo Inc. from April 1998 to April 2001. In the past 5 years Mr. Lisio served on reporting issuers Board of Directors of Saputo Inc., (March 1998 to April 2001) and Uniforet Inc, an integrated Forest products company, (October 1998 to April 2001).

Stephen Bronfman was elected to the Board of Director in October 2001. Mr. Bronfman is Chairman of Claridge Inc., a privately held company with worldwide investments. In the past five years Mr. Bronfman served on the Board of Directors of The Seagram Company, Ltd. from November 1999 to December 2000 and was Co-Chairman of the Executive Committee of the Montreal Expos Baseball Club, a non reporting issuer. Mr. Bronfman also sits on the Board of Directors of The David Suzuki Foundation; The Saidye Bronfman Centre for the Arts; The Samuel and Saidye Bronfman Family Foundation; and The Summit School Foundation.

Robert Fetherstonhaugh was elected to the Board of Directors in December 2001 and serves on the Corporate Governance Committee. Mr. Fetherstonhaugh is a Chartered Accountant and has been the President of Claridge Inc. since December 2002. Mr. Fetherstonhaugh joined Claridge Inc. in May 2001 as Executive Vice President. Mr. Fetherstonhaugh has a broad business background both in North America and internationally, previously serving as Deputy Chairman of Trader Classified Media, an international publishing company from 1998 to 2001 and as a partner at KPMG. He is also currently a Director of Trader Classified Media.

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SECURITY OWNERSHIP OF CERTAIN OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information concerning share ownership of all persons as known by the Company to own beneficially 5% or more of the Company’s outstanding Common Shares and all directors and officers of the Company as a group as of March 31, 2005.

Name and Address of Holder	Class of Share	Amount of Ownership	Percent Ownership (1)

Stephen R. Bronfman c/o Johnny Thomas Claridge Inc. 1170 Peel Street Suite 800 Montreal, QC H2B 2T5 (2)	Common	5,391,088	9.58%

All Directors and Executive Officers as a group (twelve)	Common (3)	7,226,997	12.8%

(1)	Percentage ownership is calculated based on total Common Shares outstanding at March 31, 2005 of 56,270,630. This total does not include warrants or options that have vested or have not yet vested.

(2)	Record and beneficial holder. Mr. Bronfman as Chairman of Claridge Inc. has voting and investment decision power.

(3)	For details of shares owned by Executive Officers and Directors see Share Ownership of Directors and Executive Officers below.

Share Ownership of Directors and Executive Officers as at March 31, 2005 is set forth below:

Name Directors:	Class of Shares	Number of Shares Beneficially Owned/Number of Vested Options (2)	Percentage of Class (1)

Jeremy N. Kendall	Common	748,334 / 36,000	1.37%
Cyril A. Ing	Common	51,085 / 23,500	0.13%
Joseph Riz	Common	30,000 /21,250	0.09%
James Rifenbergh	Common	413,948 / 5,250	0.73%
Allan Routh	Common	543,781 / 110,000	1.14%
Katrina Houde	Common	6,000 / 21,250	0.05%
Camillo Lisio	Common	6,000 / 21,250	0.05%
Stephen Bronfman	Common	5,391,088 / 11,250	9.41%
Robert Fetherstonhaugh	Common	10,000 / 11,250	0.04%
All Directors and Executive Officers as a group (twelve)	Common	7,226,997 /427,500	13.3%

(1)
Percentage ownership is calculated based on 56,270,630 total common shares outstanding at March 31, 2005, plus all common shares subject to options currently exercisable, which at March 31, 2005 totaled 1,170,005 and of which 261,000 are related to Directors and Officers noted above. The remaining 909,005 are options vested to other officers and employees of the Company. This calculation does not include options that have not vested or warrants currently outstanding. Therefore, the “Percentage of Class” column is based on 57,440,635 common shares.

(2)	The exercise price of vested options range from $1.06 to $9.90
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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers to file reports of holdings and transactions in the Company’s shares with the SEC and NASDAQ. Based on our records and other information, we believe that in 2004 our Directors and Executive Officers met, on a timely basis, all applicable SEC filing requirements.

EXECUTIVE COMPENSATION

The following tables set forth all remuneration paid by the Company and its subsidiaries during the last three years ended December 31, 2004, 2003, and 2002 to its CEO and top four Executive Officers/Divisional Presidents earning in excess of US$100,000:

SUMMARY COMPENSATION TABLE

			Annual Compensation			Awards		Payouts

Name and Principal Occupation	Year	Salary	Bonus	Other Annual Compensation (1)	Restricted Stock Awards	Option SARs	LTIP Pay-outs	All Other Compensation (2)

Jeremy N. Kendall – CEO	2004	$299,937	$60,398	$14,323	—	—	—	—
	2003	$254,516	$115,675	$13,829	—	—	—	$835,748
	2002	$176,391	$18,149	$11,173	—	—	—	—
Steven R. Bromley – President & COO	2004	$222,820	$44,896	$25,100	—	—	—	—
	2003	$188,894	$50,061	$18,741	—	—	—	$87,140
	2002	$118,926	$6,992	$18,056	—	—	—	—
John Dietrich – Vice President & CFO (3)	2004	$148,867	$19733	$21,874	—	—	—	$8,586
	2003	$111,693	$22,542	$10,553	—	—	—	$37,592
Allan Routh – Director and President Grains & Soy Products Group	2004	$185,865	$19,260	$6,682	—	—	—	—
	2003	$149,538	$26,000	$2,408	—	—	—	$891,700
	2002	$130,000	—	$2,906	—	—	—	—
Arthur J. McEvily – President, SunOpta Ingredients Group (4)	2004	$235,000	$112,500	—	—	—	—	—
	2003	$225,000	$85,600	$138	—	—	—	—
	2002	$17,833	—	—	—	—	—	—

(1)	Other Annual Compensation represents taxable benefits for automobile personal use or reimbursement of costs, life insurance, retirement savings contributions, and interest on short-term loans.

(2)	All Other Compensation is the value received over exercise price of stock options exercised.

(3)	Mr. John Dietrich became an Executive Officer of the Company in 2003 on his appointment to CFO.

(4)	Mr. Arthur McEvily joined the Company in December 2002; therefore his compensation for 2002 reflects only one month of compensation.
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The following table contains information concerning individual grants of stock options made during the last completed fiscal year, to the following Executive Officers:

OPTION GRANTS IN PAST FISCAL YEAR TO EXECUTIVE OFFICERS

Name	Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise on base price (US$/Share)	Expiration Date	Potential Realizable Value at Assumed Annual rates of Stock Price Appreciation for Option term (2)

					5%	10%

Steven R. Bromley – President & COO	10,000	1.7%	$6.93	08/06/2009	$18,971	$42,308

John Dietrich – Vice President & CFO	10,000	1.7%	$6.93	08/06/2009	$18,971	$42,308

Allan Routh – President, Grains & Soy Products Group	10,000	1.7%	$6.93	08/06/2009	$18,971	$42,308

Art McEvily – President, SunOpta Ingredients Group	10,000	1.7%	$6.93	08/06/2009	$18,971	$42,308

(1)	20% of options granted are exercisable immediately with the remainder exercisable equally over the next four years on the anniversary of the grant date.

(2)
The potential realizable value is calculated based upon the term of the option at its time of grant. It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Aggregate Option Exercises in 2004 and Year-End Option Values

The following table details certain information concerning exercises of stock options by the named Executive Officers during fiscal year ended December 31, 2004 and the value of unexercised options at December 31, 2004:

DECEMBER 31, 2004 OPTION VALUES

(a)	(b)	(c)

Name	Number of Unexercised Options at 12/31/04 Vested/Not Yet Vested	Value of Unexercised in the Money Options at 12/31/04 Vested/Not Yet Vested (1)

Jeremy N. Kendall – CEO	36,000 / 54,000	$85,860 / $103,440

Steven R. Bromley – President & COO	77,000 / 63,000	$156,000 / $151,060

John Dietrich – Vice President & CFO	35,500 / 43,000	$80,635 / $116,440

Allan Routh – Director and President of the Grains & Soy Products Group	110,000 / 20,000	$120,160 / $55,440

Art McEvily – President, SunOpta Ingredients Group	24,000 / 41,000	$95,700 / $178,200

(1)	These amounts represent the difference between the exercise price of the stock options and the closing price of the Company’s common shares on the last trading day of the year on the NASDAQ Small Cap Market. On December 31, 2004, the closing price was U.S. $ 7.18.
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Executive employment contracts

Mr. Jeremy Kendall, Chairman & CEO, entered into an employment contract with the Company in October 2001 for a period through February 26, 2020. The contract provides for consulting fees to be paid on a sliding scale over time until February 20, 2020 to Mr. Kendall or his spouse. These consulting fees are to be paid even if Mr. Kendall retires fully, the Company no longer requires his services or if Mr. Kendall passes away before February 26, 2020.

Mr Allan Routh, President of the Grains & Soy Products Group has an annual employment contract of a minimum base salary of $100,000, renewable on a mutual basis between Mr. Routh and the Company each August 1st.

None of the other executives listed in the Summary Compensation Table above have employment contacts.

INDEBTEDNESS OF DIRECTORS/OFFICERS

None

COMPENSATION OF DIRECTORS

In addition to annual grants of options, Directors who are not Company employees receive an annual retainer of CDN $7,500, a directors fee of CDN $1,500 for each board meeting attended in person as well as CDN $750 for participating in Committee meetings and telephone meetings. In addition, all Directors are reimbursed for travel and administrative expenses to attend meetings and manage their Board responsibilities. Each Committee Chairman also receives CDN$2,500 per year for their additional responsibilities.

DIRECTORS’ AND OFFICERS LIABILITY INSURANCE

The Company’s comprehensive insurance policies include coverage, which indemnifies the directors and officers of the Company. The approximate annual cost of this coverage is $139,000 and the policy contains a deductible of up to $192,000 except for security claims which has a deductible of up to $250,000.

The Company has also provided run-off insurance to the Board of Directors of Opta Food Ingredients Inc. (now SunOpta Ingredients, Inc.) for actions taken prior to the acquisition by the Company in 2002. This insurance provides coverage for a period of six years from the date of the acquisition for any undisclosed claims that may still arise during the former Boards tenure.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

The President of the Grains and Soy Products Group purchased $32,000 of seed, fertilizer and herbicides from the Group during 2004, and had a balance receivable outstanding as at December 31, 2004 of $75,000. In addition, the President of the Grains and Soy Products Group sold through a family farming business $224,000 of soybeans and corn to the Grains and Soy Products Group at market rates. The balance payable by SunOpta as at December 31, 2004 was $55,000.

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ATTENDANCE AND COMMITTEES OF THE BOARD

Board Meetings and Attendance

During 2004 the Board of Directors held four regularly scheduled meetings and three special telephonic meetings. All board members attended 75% of the meetings of the Board and Committees in which they served, with the exception of Mr. Stephen Bronfman.

Corporate Governance Committee

The following three independent Directors are members of the Corporate Governance Committee: Camillo Lisio (Chairman), Joseph Riz and Robert Fetherstonhaugh. This Committee also acts as the Company’s Compensation Committee and performs similar functions to that of a Nominating Committee.

The Company and the Corporate Governance Committee have developed a set of formal Corporate Governance Policies that are monitored on an ongoing basis to ensure that the Company is in compliance with its Corporate Governance Policies (See “Corporate Governance Disclosure”).

The function of the Corporate Governance Committee, in its capacity as the Compensation Committee, is to determine the compensation of the CEO as well as to review and approve the compensation recommended by the CEO for all other Senior Officers and employees of the Company. In addition, this Committee oversees the Option Plan and Employee Stock Purchase Plans of the Company.

The Committee, in its capacity as the Nominating Committee, concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates. The Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies. To be considered for membership on the Board, the Committee will consider certain necessary criteria, that a candidate should meet, which would include the following: (a) be of proven integrity with a record of substantial achievement, (b) have demonstrated ability and sound judgment that usually will be based on broad experience but, particularly, industry experience; (c) be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board meetings, Board Committee meetings and annual stockholder meetings; (d) possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs; and (e) be committed to building sound, long-term Company growth. Evaluation of candidates occurs on the basis of materials submitted by or on behalf of the candidate. If a candidate continues to be of interest, additional information about her/him is obtained through inquiries to various sources and, if warranted, interviews.

A stockholder may recommend a person as a nominee for director by writing to the Secretary of the Company. Recommendations must be received by November 1, 2005 in order for a candidate to be considered for election at the 2006 Annual Meeting. Each notice of nomination should contain the following information: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. All the director nominees named in this proxy statement met the Board’s criteria for membership and were recommended by the Corporate Governance Committee for election by the stockholders at this Annual Meeting.

All nominees for election at this Annual Meeting were previously elected by stockholders.

The Governance Committee met formally four times during 2004. In addition, several telephonic meetings were held during the year for administrative matters connected to the responsibilities of this Committee.

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Audit Committee

The following three independent Directors are members of the Audit Committee: Joseph Riz (Chairman), James Rifenbergh and Katrina Houde. All three members are financially literate and Joseph Riz is considered the Audit Committee financial expert.

The Audit Committee’s duties and responsibilities are documented in a formal Audit Committee Charter. These duties include (a) providing oversight of the financial reporting process and management’s responsibility for the integrity, accuracy and objectivity of financial reports and related financial reporting practices; (b) recommending to the Board of Directors the appointment of the Company’s auditors; (c) providing oversight of the adequacy of the Company’s system of internal and related disclosure controls; and (d) providing oversight of management practices relating to ethical considerations and business conduct, including compliance with laws and regulations. A copy of the Audit Committee Charter, adopted in November, 2001, and updated in December 2004, is, attached as Exhibit A.

The Audit Committee meets formally four times a year, once to review the Form 10-K and annual Audited Consolidated Financial Statements and before each quarter’s earnings are filed to review interim financial statements and Form 10-Q which is filed with the Securities and Exchange Commission in the U.S. and the Ontario Securities Commission in Canada. Other meetings may be held as at the discretion of the Chair of the Audit Committee. During 2004, the Audit Committee met five times. The Audit Committee has free and unfettered access to PricewaterhouseCoopers LLP, the Company’s auditors.

During 2004 the Audit Committee maintained a company wide policy related to reporting of concerns in accounting or internal controls. This policy gives all employees of the Company direct access to the Audit Committee for concerns dealing with accounting practices, internal controls or other matters affecting the Company’s well being.

CORPORATE GOVERNANCE DISCLOSURE Statement of SunOpta Inc.’s Corporate Governance Practices

	Guidelines	Practices

1.	The Board of Directors is responsible for the stewardship of the Company, and specifically for
In accordance with the Canada Business Corporations Act, the business of the Company is managed under the direction of its Board of Directors. The Chairman and Chief Executive Officer makes recommendations to the Board of Directors with respect to matters of corporate policy after discussion, when appropriate, with the members of Senior Management. The Board of Directors then takes the decisions which it deems appropriate and supervises the execution of such decisions and reviews the results obtained.

a.	adoption of a strategic planning process	The duties of the Board of Directors include the review on an annual basis of the three-year strategic plan for each operating group of the Company.

b.	identification of principal risks, and implementing risk managing systems
The Board of Directors’ duties includes the review of overall business risks and of the Company’s practices and policies for dealing with these risks. In addition, the Audit Committee assesses principal risks which the Company faces and, where appropriate, proposes the implementation of risk management systems.

c.	succession planning and monitoring senior management
The Corporate Governance Committee reviews, reports, and where appropriate, provides recommendations to the Board of Directors on succession planning matters and, with the Audit Committee and the Board of Directors, monitors the performance of senior management.

11

d.	communications policy
Each of the Board of Directors and the Audit Committee reviews, and where required, approves statutory disclosure documents prior to their distribution to shareholders. In addition, the Company has a shareholder relations process to respond to shareholder questions and concerns. All communications from shareholders are referred to the Chairman or the appropriate Corporate Officer for response. Management promptly advises the Board of Directors if any significant issues are raised by shareholders. In addition, the Company communicates with its shareholders, securities analysts and the media regularly on developments in its business and results, through the annual report, interim financial statements and reports to shareholders, press releases and material change reports, as per the Communications Policy.

e.	integrity of internal control and management information systems
The Board of Directors’ duties includes the assessment of the integrity of the Company’s internal controls and information systems. In addition, the Audit Committee has oversight responsibility of internal controls and management information systems.

2.	Majority of Directors should be “unrelated” (independent of management and free from conflicting interest) to the Company and the Company’s significant shareholders, if any.
The Board of Directors is composed of nine persons. Of the nine Directors, seven are “unrelated” under the Guidelines and two are Senior Officers. The composition of the Board of Directors fairly reflects, therefore, the investment in the Company by the shareholders.

3.	Disclose for each Director whether he is related, and how that conclusion was reached	Jeremy N. Kendall	Related	Chairman and Chief Executive Officer

		Allan Routh	Related	Director and President of the Grains and Soy Products Group
		Robert Fetherstonhaugh	Unrelated
		Stephen Bronfman	Unrelated
		Cyril A. Ing	Unrelated
		Joseph Riz	Unrelated
		James Rifenbergh	Unrelated
		Katrina Houde	Unrelated
		Camillo Lisio	Unrelated

4.	Propose to the full Board of Directors new nominees to the Board and assess Directors on an ongoing basis
The Corporate Governance Committee acts as the Nominating Committee and assesses candidates for the Board as described on page 9. If the candidacy is endorsed by the Corporate Governance Committee, it is then submitted to the approval of the Board of Directors. New Directors are then included in an orientation and education program (see Item 6).

5.	The Corporate Governance Committee is composed exclusively of unrelated Directors	The Corporate Governance Committee is composed of three outside Directors.

6.	Implement a process for assessing the effectiveness of the Board of Directors, its Committees and individual Directors in accordance with overall Governance Policy	An annual review of Board members is undertaken by the Corporate Governance Committee with advice from the Chairman and CEO.
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7.	Provide orientation and education programs for new Directors
New Directors participate in an initial information session on the Company in the presence of Management representatives. In addition, they are furnished with appropriate documentation relating to the commercial activities of the Company and the internal organization of the Company. Monthly reports detailing the commercial activities of the Company and the internal organization of the Company are supplied to all Directors. The meetings in which new Directors participate (including annual strategic planning sessions) as well as discussions with other Directors and with management permit new Directors to familiarize themselves rapidly with the operations of the Company. Facility visits can also be arranged for new Directors.

8.	Consider the size of the Board of Directors, with a view to continually improving effectiveness	The current size of the Board of Directors is appropriate as it was reduced last year from 10 to 9 members.

9.	The Board of Directors should review compensation of Directors in light of risks and responsibilities
The Corporate Governance Committee, which also acts as the Compensation Committee of the Board of Directors periodically reviews compensation policies in light of market conditions and practices and in light of risks and responsibilities.

10.	Committees of the Board of Directors should be composed of a majority of unrelated (non-management) Directors
The Corporate Governance Committee is composed of three outside Directors, all unrelated. This Committee also acts as the Compensation Committee and the Nominating Committee. The Corporate Governance Committee has the responsibility, upon the recommendation of the Chairman and Chief Executive Officer, for defining salary classes and levels and extent of participation in incentive programs. In addition, this Committee determines, based on the proposal of the Chairman of the Board, the persons eligible to benefit from the stock option plan and in which proportion, according to their position. The Corporate Governance Committee also assesses the performance of the Chairman and Chief Executive Officer and the Committee’s recommendations in this regard are then presented to the Board of Directors. When a vacancy on the Board of Directors needs to be filled, the Committee considers candidates from a variety of sources, including without limitation, management, stockholders and other Board members. The Corporate Governance Committee can then endorse such recommendations, which, if endorsed, are presented to the Board of Directors.

11.	The Board of Directors should expressly assume responsibility for, or assign to a Committee the general responsibility for approach to corporate governance issues
The Corporate Governance Committee is responsible for developing and monitoring the Company’s approach to governance issues, the Company’s response to the required Guidelines and recommending these policies to the Board of Directors.

12.a.	Define limits to Management’s responsibilities by developing mandates for:

(i)	the Board of Directors
The Board of Directors is, by law, responsible for managing the business and affairs of the Company. Any responsibility which is not delegated to either Management or a Committee remains with the Board of Directors. In general, all matters of policy and all actions proposed to be taken which are not in the ordinary course of business require the prior approval of the Board of Directors or of a Board Committee to which approval authority has been delegated.

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(ii)	the CEO
The corporate objectives which the Chairman and Chief Executive Officer is responsible for meeting along with Management which is directly under his supervision, are determined by the strategic plans and the budget. These plans are approved each year by the Board of Directors. Performance of the Chairman and Chief Executive Officer and Management is assessed against the achievement of the strategic plans and the annual budget.

b.	the Board of Directors should approve CEO’s corporate objectives	The Board of Directors governs the strategic plan and budgets for the Company.

12.	Establish procedures to enable the Board of Directors to function independently of management
The Board of Directors can function independently of Management, as the Board of Directors is free to ask one or more members of Management to withdraw during certain discussions. The independent Directors of the Company also meet at each board meeting without the presence of the members of Management who are also Directors, including the Chairman and Chief Executive Officer.

13.a.	establish an Audit Committee with a specifically defined mandate
The roles and responsibilities of the Audit Committee have been specifically defined and approved by the Board of Directors and include the review of the annual and interim financial statements and related statutory filings of the Company. The Audit Committee has direct communication channels with both the internal financial management and external auditors to discuss and review specific issues, as appropriate.

b.	all members should be non-management Directors	The Audit Committee is composed of three outside Directors, all of whom are “unrelated” and are advised by the Vice President and Chief Financial Officer.

14.	Implement a system to enable individual Directors to engage outside advisors, at the Company’s expense	Individual Directors may, if required, retain outside advisors at the Company’s expense.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee discussed with the independent auditors, PricewaterhouseCoopers LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of the Company’s financial reporting, internal control and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications With Audit Committees, No. 89, “Audit Adjustments” and No. 90 “Audit Committee Communications.”

The Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including matters in the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1, Independence Discussions With Audit Committees. The Committee also has considered whether the provision by the auditors of non-audit professional services is compatible with maintaining the auditors’ independence.

The Committee also discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

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In reliance on the reviews and the discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

This report has been submitted by Joseph Riz (Chairman), James Rifenbergh and Katrina Houde, all members of the Audit Committee.

The information contained in this Audit Committee report to the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

SHAREHOLDER RETURN PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total shareholder return on the common shares of the Company to the cumulative total return of the TSE300 Total Return Index and the NASDAQ Industrial Index for the period which commenced December 31, 1999 and ended on December 31, 2004.

	1999	2000	2001	2002	2003	2004
Nasdaq Industrial Index	$100.00	$66.27	$61.86	$45.75	$61.97	$70.52
TSE 300 Index	$100.00	$106.18	$91.38	$78.62	$93.98	$104.40
SunOpta Inc.	$100.00	$177.78	$267.90	$388.89	$645.06	$460.88

Assumes that $100.00 was invested in common shares of the Company and in each of the indices on December 31, 1999.

Item 2 - APPOINTMENT OF AUDITORS

The Board of Directors has reappointed PricewaterhouseCoopers LLP (“PwC”) as independent auditors for the year 2005. The shareholders are being asked to ratify the appointment of PwC for the year 2005 and to authorize the Board of Directors to set their remuneration.

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The Board of Directors recommend that the shareholders vote for the appointment of PwC, Chartered Accountants, who have been the Company’s auditors since 1975. In the event that the Shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection.

A representative of PwC will attend the Annual Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from shareholders in attendance.

During the Company’s fiscal year ended December 31, 2004, the Company was billed the following aggregate fees by PwC.

Audit Fees

The total fees billed by PwC for professional services rendered for the audit of the Company’s Consolidated Financial Statements for the fiscal year ended December 31, 2004 and the reviews of the financial statements included in the Company’s Forms 10-Q for that fiscal year was $338,000 and an additional $580,000 pursuant to 18 U.S.C. Section 1350 of the Sarbanes Oxley Act.

Financial Information Systems Design and Implementation Fees

No fees were billed by PwC to the Company for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (financial information systems design and implementation services).

All Other Fees

PwC billed the Company $930,000 for services related to compliance, tax matters and the IPO of Opta Minerals Inc.

The Audit Committee did consider and conclude that the provision of the non-audit services is compatible with maintaining PwC’s independence.

SHAREHOLDERS’ PROPOSALS

All proposals of Shareholders intended to be presented at the Company’s Annual Meeting of Shareholders in 2006, must be received at the Company’s Executive Office no later than November 1, 2005 for inclusion in the Information Circular and Proxy Statement related to that meeting. The Company’s next Annual Meeting of Shareholders is planned for May 2006.

OTHER MATTERS

NASDAQ corporate governance rules state that the required quorum for the Annual Meeting of Shareholders cannot be represented by less than 33 1/3% of the outstanding common shares as at March 31, 2005. Therefore shareholders of at least 18,755,001 common shares must participate directly or be present by proxy to validate the quorum requirements.

The Company encourages all of its shareholders to participate in the Annual Meeting.

The Management of the Company does not know of any matters other than those stated in this Information Circular, which are to be presented for action at the meeting. If any other matters should properly come before the meeting, proxies will be voted on the other matters in accordance with the best judgement of the persons voting the proxies.

The Directors of the Company have approved the contents and the sending of this Information Circular.

Dated this 31st day of March, 2005.

By Order of the Board of Directors

\s\Jeremy N. Kendall
Jeremy N. Kendall
Chairman of the Board and Chief Executive Officer
16

FORM 10-K

The Company will provide without charge to beneficial owners of common shares of the Company, upon written request, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, Washington, D.C. and the Ontario Securities Commission, Toronto, Ontario. Written requests should be directed to Susan Wiekenkamp, Information Officer of the Company, 2838 Bovaird Drive West, Norval, Ontario, Canada, L0P 1K0, or by fax at (905) 455-2529 or by e-mail at swiekenkamp@sunopta.com.

Shareholders should note that the Form 10-K, as well as Form 10-Q and press releases can be directly downloaded from www.sedar.com, www.edgar.com or from the Company’s web site at www.sunopta.com.

17

Exhibit A SUNOPTA INC. AUDIT COMMITTEE CHARTER

1.     Overall Purpose / Objectives

The Audit Committee will assist the board in fulfilling its oversight responsibilities. The Audit Committee will review the financial reporting process, the system of internal and disclosure control and management of financial risks, the audit process, and the company’s process for monitoring compliance with laws and regulations and its own code of business conduct. In performing its duties, the Audit Committee will maintain effective working relationships with the Board of Directors, management, and the internal and external auditors.

2.     Authority

The Board authorizes the Audit Committee, within the scope of its responsibilities, to:

•	Seek any information it requires from:

–	Any employee (and all employees are directed to co-operate with any request made by the Audit Committee).

–	External parties.

•	Obtain outside legal or other professional advisers.

•	Ensure the attendance of company officers at meetings as appropriate.

•	Pre authorize non-audit services performed by the Company’s auditors.

3. Organization Membership

3.1	The Audit Committee will comprise three (3) members all of which will be non-executive directors.

3.2	Each member should be capable of making a valuable contribution to the Committee.

3.3	All members should be independent of management.

3.4	The Chairman of the Audit Committee will be nominated by the Board from time to time.

3.5	Members will be appointed annually.

3.6	A quorum for any meeting will be two (2) members.

3.7	The Secretary of the Audit Committee will be the Company Secretary, or such other person as nominated by the Board.

Attendance at Meetings

3.8	The Audit Committee may invite such other persons (e.g. the CEO, CFO) to its meetings, as it deems necessary.

3.9	The internal and external auditors should be invited to make presentations to the Audit Committee as appropriate.

3.10
Meetings shall be held not less that four (4) times a year. Special meetings may be convened as required. Internal audit or the external auditors may convene a meeting if they consider that it is necessary.

3.11	The proceedings of all meetings will be recorded in minutes for approval and signature
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4. Roles and Responsibilities The Audit Committee will: Internal Control

4.1
Evaluate whether management is setting the appropriate “control culture” by communicating the importance of internal control and the management of risk and ensuring that all employees have an understanding of their roles and responsibilities.

4.2	Consider how management is held to account for the security of computer systems and applications, and the contingency plans for processing financial information in the event of a systems breakdown.

4.3	Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management.

Financial Reporting a) General

4.4	Gain an understanding of the current areas of greatest financial risk and how management is managing these effectively.

4.5	Consider with the internal and external auditors any fraud, illegal acts, deficiencies in internal control or other similar issues

4.6	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.

4.7	Ask management and the internal and external auditors about significant risks and exposures and the plans to minimize such risks.

4.8	Review any legal matters which could significantly impact the Consolidated Financial Statements.

b) Financial Statements

4.9
Review the annual and quarterly Consolidated Financial Statements and determine whether they are complete and consistent with the information known to Committee members; assess whether the Consolidated Financial Statements reflect appropriate accounting principles.

4.10	Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures.

4.11	Focus on judgmental areas, for example those involving valuation of assets and liabilities; warranty, product or environmental liability; litigation reserves; and other commitments and contingencies.

4.12	Meet with management and the external auditors to review the Consolidated Financial Statements and the results of the audit.

4.13	Review the other sections of the Annual Report before its release and consider whether the information is understandable and consistent with members’ knowledge about the company and its operations.
19

c) Preliminary Announcements, Interim Financial Statements and Analysts Briefings

4.14
Be briefed on how management develops preliminary announcements, interim financial information and analysts briefings; the extent of internal audit involvement; and the extent to which the external auditors review such information.

4.15	Assess the fairness of the preliminary and interim statements and disclosures, and obtain explanations from management and internal and external auditors on whether:

–	Actual financial results for the interim period varied significantly from budgeted or projected results.

–	Changes in financial ratios and relationships in the interim financial statements are consistent with changes. in the Company’s operations and financing practices.

–	Generally accepted accounting principles have been consistently applied.

–	There are any actual or proposed changes in accounting or financial reporting practices.

–	There are any significant or unusual events or transactions.

–	The company’s financial and operating controls are functioning effectively.

–	The preliminary announcements and interim financial statements contain adequate and appropriate disclosures.

Internal Audit

4.16	Review the activities and organizational structure of the internal audit function and ensure no unjustified restrictions or limitations are made.

4.17	Review the qualifications of internal audit personnel and concur in the appointment, replacement, reassignment or dismissal of the director of internal audit.

4.18	Review the effectiveness of the internal audit function.

4.19	Meet separately with the director of internal audit to discuss any matters that the Committee or auditors believe should be discussed privately.

4.20	Ensure that significant findings and recommendations made by the internal auditors are received and discussed on a timely basis.

4.21	Ensure that management responds to recommendations by the internal auditors.

External Audit

4.22	Review the external auditors’ proposed audit scope and approach and ensure no unjustified restrictions or limitations have been placed on the scope.

4.23	Review the performance of the external auditors.

4.24	Consider the independence of the external auditor, including reviewing the range of services provided in the context of all consulting services bought by the Company.

4.25	Make recommendations to the Board regarding the reappointment of the external auditors.

4.26	Meet separately with the external auditors to discuss any matters that the Committee or auditors believe should be discussed privately.

4.27	Ensure that significant finds and recommendations made by the external auditors are received and discussed on a timely basis.

4.28	Ensure that management responds to recommendations by the external auditors.
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Compliance with Laws and Regulations

4.29
Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any fraudulent acts or non-compliance.

4.30	Obtain regular updates from management and company’s legal counsel regarding compliance matters.

4.31	Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements.

4.32	Review the findings of any examinations by regulatory agencies.

Compliance with the Company’s Code of Conduct

4.33	Ensure that the code of conduct is in writing and that arrangements are made for all employees to be aware of it.

4.34	Evaluate whether management is setting the appropriate “tone at the top” by communicating the importance of the code of conduct and the guidelines for acceptable behavior.

4.35	Review the process for monitoring compliance with the code of conduct.

4.36	Obtain regular updates from management regarding compliance.

Reporting Responsibilities

4.37	Regularly update the Board about Committee activities and make appropriate recommendations.

4.38	Ensure the Board is aware of matters which may significantly impact the financial condition or affairs of the business.

Other Responsibilities

4.39	Perform other oversight functions as requested by the full Board.

4.40	If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

4.41	Review and update the Audit Committee Charter; receive approval of changes from the Board.

4.42	Evaluate the Committee’s own performance on a regular basis.
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MEETING TYPE:	ANNUAL MEETING
MEETING DATE:	TUESDAY, MAY 24, 2005 AT 4:00 PM EDT
RECORD DATE:	MARCH 31, 2005
CONTROL NO:	892785069128 CUSIP: 8676EP-108
ACCOUNT NO:	C1234567890
PROXY DEPOSIT DATE:	MAY 19, 2005 AT 4:00 PM EDT
LOCATION:	WINDSOR BALLROOM LE ROYAL MERIDIEN KING EDWARD HOTEL, 37 KING STREET EAST, TORONTO, ON

VOTE BY MAIL:	This form of proxy must be returned by mail to: PROXY TABULATION P.O BOX 2800 STN LCD Malton MISSISSAUGA, ON L5T 2T8
VOTE BY TELEPHONE:	You may enter your voting instructions by telephone at: English: 1-800-474-7493 or French: 1-800-474-7501 Your 12-digit control number is located below.
VOTE BY INTERNET:	Go to: ww.proxyvotecanada.com Your 12-digit control number is located below.
VOTE BY FACSIMILE:	You may fax your voting intructions to: 905-507-7793 or 514-281-8911.
APPOINTEE(S) JEREMY KENDALL, OR FALLING HIM CYRILING
YOU MAY APPOINT A PERSON TO ATTEND, VOTE AND ACT ON YOUR BEHALF AT THE MEETING, OR ANY ADJOURMENT
THEREOF, OTHER THAN THE PERSONS SPECIFIED ABOVE. PLEASE WRITE THE NAME OF THE PERSON ATTENDING
THE MEETING ON THE “APPOINTEE” LINE BELOW.

FOLD HERE                 *SEE INSTRUCTIONS ON REVERSE*

SUNOPTA INC.
MEETING DATE: ACCOUNT NO: MAY 24, 2005 1234567801234567 CUSIP: 8676EP-108 CUID:

APPOINTEE INF YOU WISH TO ATTEND THE MEETING OR DESIGNATE ANOTHER PERSON TO ATTEND ON YOUR BEHALF, PRINT YOUR NAME OR THE NAME OF THE PERSON ATTENDING THE MEETING ON THE “APPOINTEE” LINE BELOW.		VOTING RECOMMENDATIONS ARE INDICAED BY THE SYMBOLÑ OVER THE BOXES (MARK “X” FOR ONLY ONE BOX PER ITEM IN BLUE OR BLACK INK ONLY)
PLEASE PRINT APPOINTEE NAME		B)	APPOINTMENT OF AUDITORS THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS AUDITORS OF THE COMPANY FOR 2005 AND TO AUTHORIZE THE DIRECTORS TO FIX THEIR REMUNERATION.	FOR ☐	AGAINST ☐	ABSTAIN ☐
VOTING RECOMMENDATIONS ARE INDICAED BY THE SYMBOLÑ OVER THE BOXES
(MARK “X” FOR ONLY ONE BOX PER ITEM IN BLUE OR BLACK INK ONLY)
A) ELECTION OF DIRECTORS
01) STEPHEN BRONFMAN	FOR WITHHOLD ☐ ☐		UNDER SECURITES REGULATIONS, SECURITYHOLDERS MAY ELECT ANNUALLY NOT TO RECEIVE THE ANNUAL FINANCIAL STATEMENTS AND MD & A'S BY MAIL. IF YOU DO NOT WISH TO RECEIVE THESE MATERIALS, PLEASE MARK "X" IN THE BOX PROVIDED.			☐
02) ROBERT FETHERSTONHAUGH	FOR WITHHOLD ☐ ☐
03) KATRINA HOUDE	FOR WITHHOLD ☐ ☐		UNDER SECURITIES REGULATIONS, SCURITYHOLDERS MAY ELECT ANNUALY TO RECEIVE THE INTERIM FINANCIAL STATEMENTS AND MD & A'S BY MAIL. IF YOU WISH TO RECEIVE THESE MATERIALS, PLEASE MARK "X" IN THE BOX PROVIDED.			☐
04) CYRIL ING	FOR WITHHOLD ☐ ☐
05) JEREMY KENDALL	FOR WITHHOLD ☐ ☐	"NOTE" THIS FORM CONFERS DISCRETIONARY AUTHORITY TO VOTE ON SUCH AMENDMENTS OR OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNEMTN THEREOF.
"NOTE" THIS PROXY SHOULD BE READ IN CONJUCTION WITH THE ACCOMPANYING MANAGEMENT PROXY CIRCULAR.
06) CAMILLO LISIO	FOR WITHHOLD ☐ ☐
07) JAMES KENDALL	FOR WITHHOLD ☐ ☐
08) JOSEPH RIZ	FOR WITHHOLD ☐ ☐
09) ALLAN ROUTH	FOR WITHHOLD ☐ ☐		SIGNATURE(S) "INVALID IF NOT SIGNED" DATE (DD/MM/YY)

INSTRUCTIONS

1.
You have the right to appoint a different person or company (with appropriate documentation) of your choice, who need not be a shareholder, to attend and act on your behalf at the Annual Meeting of SunOpta Inc. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your proxyholder in the space provided (see reverse). The common shares represented by this form of proxy may be voted in the discretion of the proxyholder with respect to amendments or variations to the matters identified in the notice of meeting and with respect to other matters that may properly be brought before the meeting.

2.
If the common shares are registered in the name of more then one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this form of proxy. If you are voting on behalf of a corporation or another individual, documentation evidencing your power to sign this form of proxy with signing capacity stated may be required.

3.
This instrument of proxy will not be valid and not be acted upon or voted unless it is completed as outlined herein and delivered to the attention of ADP Investor Communications, Proxy Tabulation, P.O. Box 2800, STN LCD Malton, Mississauga, ON, L5R 4G5, by 4.00 p.m. E.D.T., on Thursday, May 19, 2005 or by delivering it to the Chairman of the meeting on the day of the meeting or any adjournment thereof prior to the time of voting.

4.
In order to expedite your vote, you may use a touch-tone telephone or the internet. To vote by telephone, call toll free 1-800-474-7493 (English) or 1-800-474-7501 (French). You will be promoted to provide your 12 digit number located on the reverse of this form. The telephone or Internet voting service is not available on the day of the meeting and telephone system cannot be used if you plan to attend the meeting or designate another person to attend on your behalf. To vote via the Internet, go to www.proxyvotecanada.com and follow the simple instructions. You may send your completed and signed Proxy by facsimile to 905-507-7793 or 514-281-8911.

5.	The form of proxy should be signed in the exact manner as the name appears on the form of proxy.

6.	If the form of proxy is not dated, it will be deemed to bear the date on which it was mailed to the holder.

7.	Proxy will be voted as directed. If no voting preferences are indicated on the reverse, this form or proxy will be voted as recommended by the Management of SunOpta Inc.

8.	This proxy is solicited by the Management of SunOpta Inc. for use at the Annual Meeting of Shareholders.

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